4801 Main Street,
                                               Suite 1000
                                               Kansas City, MO  64112
                                               816.983.8177
                                               fax: 816.983.8080
                                               john.lively@huschblackwell.com


June 29, 2009






DGHM Investment Trust
565 Fifth Avenue, Suite 2101
New York, New York 10017

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption "Management and Other Services - Legal Counsel" in the Statement of Additional Information for the series portfolio of DGHM Investment Trust (the "Trust"), which is included in Post-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-137775), and Amendment No. 5 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-21958), on Form N-1A of the Trust

                               Sincerely,

                               /s/ Husch Blackwell Sanders LLP





                               Husch Blackwell Sanders LLP